UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): April 2, 2001


                                 FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                        0-25386               87-0504461
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(State or other jurisdiction of (Commission File Number)      (IRS Employer
incorporation or organization)                              Identification No.)

               3006 Highland Drive
                  Suite 206
            Salt Lake City, Utah                                 84106
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    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
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              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         The drilling rig has been moved from the Tuchola 108-2 discovery well to the Chojnice 108-6 location and drilling will begin the first week of April 2001. The Chojnice 108-6 is located approximately 3 kilometers from the Tuchola 108-2 and will test a Main Dolomite buildup at a depth of approximately 2,600 meters.

         The Tuchola 108-2 encountered an approximately 200-foot thick section in the Main Dolomite. The well is being completed and will be acidized and tested to determine the optimum production rate.

         A number of similar leads in the area have been identified from existing seismic and a new 280-kilometer, 2-D seismic acquisition program is underway to mature these leads into drillable prospects. The leads are believed to be Permian age Main Dolomite buildups along a trend that runs for over 60 kilometers through the Pomeranian project area.

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This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2000 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             FX ENERGY, INC.
                                             Registrant

Dated:  April 2, 2001                        By  /s/ Andrew W. Pierce
                                                --------------------------------
                                                Andrew W. Pierce, Vice-President

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